Exhibit 10.2

Third Amendment

to the

Owens & Minor, Inc. Pension Plan

(As Amended and Restated with Amendments adopted through April 27, 2006)

I.	Miscellaneous Technical and Conforming Changes.

First: Plan section 1.09, “Compensation,” is amended by replacing, in the second paragraph, the reference to “Savings and Protection Plan for Employees of Owens & Minor, Inc.,” with “Owens & Minor 401(k) Savings and Retirement Plan”.

Second: Plan section 1.09 is further amended effective as of the later of January 1, 1998 or the first day of the first plan year the Plan was operated in accordance with the definition below:

Deemed 125 Compensation. Amounts under Code section 125 include any amounts not available to a Participant in cash in lieu of group health coverage under the Employer’s group health plan because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code section 125 only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the Employer’s health plan.

Third: The first paragraph of Plan section 1.19, “Employee,” is amended by replacing “and any person considered a leased employee within the definition of IRC Section 414(n)” with “and any person considered a Leased Employee”.

Fourth: Plan section 1.19 is further amended by replacing in the second paragraph “leased employee” with “Leased Employee” each time it occurs.

Fifth: Effective January 1, 2000, the first sentence in the second paragraph of Plan section 1.20, “Employer,” is amended by replacing the phrase “in determining highly compensated employees under IRC Section 414(q)” with “in determining Highly Compensated Employees”.

Sixth: Plan section 2.01, “Eligibility,” is amended by deleting the second paragraph.

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Seventh: Effective January 1, 2008, Plan section 4.05, Rollover Distributions,” is amended by adding new subsection (c) at the end thereof:

(c) Rollover Notice. The Committee shall provide to each Participant who is entitled to make an Eligible Rollover Distribution a notice that describes the Plan’s default distribution procedure in the event the Participant fails to make a rollover election and that satisfies Code section 402(f) at least 30 but not more than 90 days before the Participant’s Annuity Starting Date.

Eighth: Plan section 10.01, “Amendment of the Plan,” is amended by adding the following sentence at the end thereof:

In addition, the Board, or the executive committee of the Board, may delegate to the President, Chief Executive Officer, Chief Financial Officer, or Senior Vice President - Human Resources all or part of the authority to amend the Plan or Trust Agreement.

Ninth: Effective January 1, 2000, Plan section 10.03, “Restriction on Benefits for Top Twenty-Five (25) Highly Compensated Employees - Effective for Plan Years Commencing On and After January 1, 1994,” is amended by replacing “highly compensated employee” and “highly compensated employee, as defined in IRC Section 414(q)” with “Highly Compensated Employee” in each case.

Tenth: Effective January 1, 2002, Plan section 12.03(c), “Definitions, Top Heavy Plan” is amended by replacing the last sentence in subsection (i) with the following:

In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “five year period”‘ for “one year period.”

Eleventh: Effective January 1, 2002, Plan section 12.03(c) is further amended by replacing paragraph (1) in subsection (iv) with the following paragraph:

(1) effective January 1, 2002, each plan of the Employer in which a Key Employee is a Participant during the Plan Year containing the determination date or any of the four preceding plan years (regardless of whether the Plan has terminated).

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II.	Pension Protection Act of 2006 amendments for changes effective in 2007 and 2008.

Twelfth: Effective January 1, 2007, the first paragraph in Plan section 4.02, “Available Options,” is replaced with the following paragraph:

Subject to Sections 4.05(a)-(e) no less than thirty (30) days and no more than 90 days prior to the Annuity Starting Date, each Participant and his Spouse shall be given a written notice to the effect that benefits thereafter payable shall be in the form specified in Section 4.03 unless the Participant, with the written consent of his Spouse, elects to the contrary during the 90-day period prior to the Annuity Starting Date. The notice shall describe, in a manner intended to be understood by the Participant and his Spouse, (a) the terms and conditions of the optional forms of benefit payments under Plan section 4.02, (b) the Participant’s right to make, and the effect of, an election to receive benefits under the optional forms of payment and the rights of the Participant’s Spouse (if any) with respect to such election, (c) his right to make and the effect of, an election not to receive benefits in the normal form of payment, (d) the right to make, and the effect of, a revocation of any election, (e) the general financial effect of selecting an optional form of benefit, (f) the right to defer any distribution until the Participant’s benefit is no longer immediately distributable, and (g) sufficient additional information explaining the relative forms of benefit under the Plan, and (h) for notices given in Plan Years beginning on or after January 1, 2007, such notice shall also include a description of how much larger benefits will be if the commencement of distributions is deferred. If a Participant or his Spouse requests additional information, as permitted under the terms of the notice, commencement of benefits for any purpose hereunder shall not begin until at least 90 days following the receipt of such additional information.

Thirteenth: Effective January 1, 2008, Plan section 4.05, “Rollover Distributions,” is amended by adding the following sentence at the end of subsection (b)(ii):

For distributions made after December 31, 2007, an Eligible Retirement Plan means a Roth individual retirement account defined in Code section 408A provided that, for distributions made in Plan Years prior to 2010, the distributee’s modified adjusted gross income does not exceed the limitation in Code section 408A(d)(3)(A).

Fourteenth: Plan section 6.06, “Lump Sum Death Benefit,” is amended by adding the following as the second paragraph:

Transfers Treated as Direct Rollovers for Non-Spouse Beneficiaries. Effective January 1, 2008, a Non-Spouse Beneficiary (including a trust that is the named beneficiary of the deceased Participant) who is entitled to receive a lump sum distribution of the deceased Participant’s Accrued Benefit may elect to make

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a trustee-to-trustee transfer of all or a portion of such benefit to an individual retirement account (an IRA) described in Code section 408(a) or (b) which is established and titled in a manner that identifies it as an inherited IRA under Code section 402(c)(11). The Participant shall obtain the consent of his or her Spouse with regard to the designation of his Non-Spouse Beneficiary. A distribution under this paragraph shall not be subject to the direct rollover requirements of Code section 401(a)(31) and Plan section 4.05, the notice requirements of Code section 402(f) and subsection (c), or the mandatory withholding requirements of Code section 3405(c).

Fifteenth: Plan section 13.06(d), “Determination of Qualified Domestic Relations Order,” is amended by adding the following as the last paragraph therein:

Effective April 6, 2007, a Domestic Relations Order does not fail to be treated as a Qualified Domestic Relations Order solely because (i) the Domestic Relations Order is issued after the death of the Participant, (ii) at the time the Domestic Relations Order is issued, the Spouse no longer meets the definition of Surviving Spouse under the Plan, (iii) the Domestic Relations Order is issued after the Participant’s Annuity Starting Date, or (iv) the Domestic Relations Order is issued after, or revises, a prior Domestic Relations Order or Qualified Domestic Relations Order.

Sixteenth: The Appendix entitled “Actuarial Equivalent Factors” is amended by adding the following sentence at the end of the second paragraph in subsection (3)(b) (“Normal and Optional Methods of Retirement Benefit Payments, Lump Sum Payments”):

This amount shall be known as the Applicable Interest Rate and shall be effective through December 31, 2007.

Seventeenth: Subsection (3)(b) in the Appendix is further amended by adding the following paragraph after the second paragraph therein:

•

Notwithstanding the previous paragraph, and effective for distributions in Plan Years beginning on or after January 1, 2008, Code section 417(e)(3) Applicable Interest Rate shall mean the adjusted first, second, and third segment rates applied under rules similar to the rules of Code section 430(h)(2)(C) as of the December preceding the Plan Year which contains the date of distribution, or such other time as the Secretary of the Treasury may prescribe by regulation. For this purpose, the adjusted first, second, and third segment rates are determined without regard to the 24-month averaging provided under Code section 430(h)(2)(D)(i). In accordance with the transition rule provided in Code section 417(e)(3)(D)(ii) segment rates shall be phased in over five years, using a combination of the new and old rates consisting of 20% of the segment rate in 2008, 40% in 2009, 60% in 2010, 80% in 2011, and 100% in 2012.

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Eighteenth: Subsection (3)(b) in the Appendix is further amended by replacing the last paragraph therein with the following paragraphs:

The Applicable Mortality Table means the mortality table set forth in Revenue Ruling 95-6, 1995-14 C.B. 80, or such other mortality table as may be prescribed by the Secretary of the Treasury (for purposes of Code section 417(e)) based on the prevailing Commissioner’s standard table used to determine reserves for group annuity contracts issued on the date as of which the present value is being determined.

Effective December 31, 2002, and notwithstanding any other provisions to the contrary, the Applicable Mortality Table used for purposes of adjusting any benefit or limitation under Code sections 415(b)(2)(B), (C), or (D) for purposes of Plan section 9.01 and the Applicable Mortality Table used for purposes of satisfying the requirements of Code section 417(e) is the table prescribed in Revenue Ruling 2001-62.

•

Code section 417(e)(3) Applicable Mortality Table: Notwithstanding the previous paragraphs, and for distributions with Annuity Starting Dates occurring during Plan Years beginning on or after January 1, 2008, the Applicable Mortality Table for purposes of satisfying the requirements of Code section 417(e)(3) shall mean the mortality table specified for the Plan Year under Code section 430(h)(3)(A). The Code section 417(e)(3) Applicable Mortality Table for each subsequent year shall be provided by the Department of Treasury and will be determined from the Code section 430(h)(3)(A) mortality tables on the same basis as the 2008 Applicable Mortality Table described in Revenue Ruling 2007-67, and shall automatically apply to distributions with Annuity Starting Dates (other than a retroactive annuity starting date) to which the specific subsequent Applicable Mortality Table applies, without the necessity of amending the Plan.

The Applicable Mortality Table that is used for purposes of adjusting any benefit or limitation under Code section 415(b)(2)(B), (C), or (D) shall remain the same.

Nineteenth: The Appendix is further amended by adding by following paragraphs at the end of subsection (3)(b) therein:

Actuarial Equivalence for Payments Subject to Code section 417(e)(3). The straight life annuity that is actuarially equivalent to the Participant’s form of benefit shall be determined under this subsection 3(b) if the form of the Participant’s benefit is subject to Code section 417(e)(3) (i.e., payable in the form of a decreasing annuity, including a lump sum). In this case, the actuarially equivalent straight life annuity shall be determined as follows:

(A) Annuity Starting Date in Plan Years Beginning After 2005. If the Annuity Starting Date of the Participant’s form of benefit is in a Plan Year

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beginning after 2005, the Actuarially Equivalent straight life annuity is the greatest of the annual amount of the straight life annuity commencing at the Annuity Starting Date that has the same actuarial present value as the particular form of benefit payable, computed using:

(i) the interest rate and mortality table (or other tabular factor) specified in the Plan for purposes of adjusting benefits in the same form; or

(ii) a 5.5 percent interest rate and the Applicable Mortality Table; and

(iii) the Applicable Interest Rate and the Applicable Mortality Table, divided by 1.05

(B) Annuity Starting Dates in Plan Years Beginning Before 2006. If the Annuity Starting Date of the Participant’s form of benefit is in a Plan Year beginning before 2006, the Actuarially Equivalent straight life annuity is the greater of the annual amount of the straight life annuity commencing at the Annuity Starting Date that has the same actuarial present value as the particular form of benefit payable, computed using:

(i) the interest rate and mortality table (or other tabular factor) specified in the Plan for purposes of adjusting benefits in the same form; or

(ii) a 5.5 percent interest rate and the Applicable Mortality Table except that, in the case of Plan Years beginning before 2004, “the Applicable Interest Rate” shall be substituted for “5.5 percent interest rate.”

(C) Annuity Starting Dates in 2004. If the Annuity Starting Date of the Participant’s benefit is on or after the first day of the first Plan Year beginning in 2004 and before December 31, 2004, the application of paragraph (B), above, shall not cause the amount payable under the Participant’s form of benefit to be less than the benefit calculated under the Plan, taking into account the limitations of this Plan section 9.01 and Code section 415 as incorporated by reference therein, except that the Actuarially Equivalent straight life annuity is equal to the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using whichever of the following sets of factors produces the greatest annual amount:

(i) the interest rate and mortality table (or other tabular factor) specified in the Plan for purposes of adjusting benefits in the same form;

(ii) the Applicable Interest Rate and Applicable Mortality Table; or

(iii) the Applicable Interest Rate (as in effect on the last day of the last Plan Year beginning before January 1, 2004, under provisions of the Plan then adopted and in effect) and the Applicable Mortality Table.

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III.	Final Treasury Regulations under Code section 415 effective for Limitation Years starting on and after July 1, 2007.

Twentieth: Plan section 9.01, “Maximum Retirement Benefit,” is amended by replacing subsection (a) with the following:

(a) Notwithstanding any other provisions in this Plan, the maximum annual benefit to which a Participant is entitled to under the Plan, shall not, in any Limitation Year, exceed the applicable limitations of Section 415 of the Code and the final Treasury Regulations promulgated thereunder. Code section 415 is hereby incorporated by reference. The limitations shall be applied on a uniform basis with respect to all similarly situated participants in a Limitation Year. The amount payable to a Participant in any Limitation Year shall not exceed the Code section 415(b) limit applicable at the Annuity Starting Date, notwithstanding cost-of-living adjustments pursuant to final Treasury Regulations section 1.415(d)-1 as applicable. If there is any discrepancy between the provisions of this Article IX and the provisions of Code section 415 and the Regulations thereunder, such discrepancy shall be resolved in such a way as to give full effect to the provisions of Code section 415 and accompanying Treasury Regulations.

Twenty-first: Plan section 9.01 is further amended by adding new subsection (f) at the end thereof:

(f) Grandfathered Benefits. The application of the provisions of this Plan section 9.01 shall not cause the maximum permissible benefit for any Participant to be less than the Participant’s Accrued Benefit under all the Defined Benefit Plans of the Employer or a predecessor employer as of the end of the last Limitation Year beginning before July 1, 2007 under provisions of the plans that were both adopted and in effect before April 5, 2007. The preceding sentence applies only if the provisions of such Defined Benefit Plans that were both adopted and in effect before April 5, 2007, satisfied the applicable requirements of statutory provisions, regulations, and other published guidance relating to Code section 415 in effect as of the end of the last Limitation Year beginning before July 1, 2007, as described in Treasury Regulations section 1.415(a)-1(g)(4).

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